Exhibit 10.3

FIRST AMENDMENT
TO THE
FEDERAL HOME LOAN MORTGAGE CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(As Amended and Restated January 1, 2008)

FIRST AMENDMENT TO THE FEDERAL HOME LOAN MORTGAGE CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (the “Plan”) by the FEDERAL HOME LOAN MORTGAGE CORPORATION (the “Corporation”), a corporation organized and existing under the laws of the United States of America.

W I T N E S S E T H:

WHEREAS, the Plan was restated effective January 1, 2008;

WHEREAS, the Compensation Committee of the Board of Directors of the Corporation (the “Committee”), with the approval of the Federal Housing Finance Agency, implemented the Executive Management Compensation Program (“Executive Compensation Program”), modifying the compensation structure for certain eligible employees with the titles of Senior Vice President and above to require mandatory deferral of certain compensation, which Executive Compensation Program is anticipated to be in place on an interim basis while the Corporation is in conservatorship;

WHEREAS, pursuant to the authority granted to the Committee to amend the Plan under both Plan Section 8.1 and Resolution FHLMC 2009-03, the Committee has determined that it is appropriate to amend the Plan to include certain aspects of compensation provided under the Executive Compensation Program in the Plan benefit formulas, because, among other reasons, mandatorily deferred amounts that are provided for under the Executive Compensation Program are excluded from consideration under the Federal Home Loan Mortgage Corporation Employees’ Pension Plan and the Federal Home Loan Mortgage Corporation Thrift/401(k) Savings Plan; and

WHEREAS, the appropriate officer of the Corporation has been duly authorized to execute this amendment.

NOW, THEREFORE, the Plan is amended, as follows, effective as of the dates specified below:

1. Section 2.2 is hereby amended in its entirety to read as follows, effective January 1, 2009:

2.2 Administrator. The Compensation Committee of the Board, or any successor to that committee.

2. Section 2.8 is hereby amended in its entirety to read as follows, effective January 1, 2009:

2.8 Deferred Amounts. Deferred Amounts are as follows:

(a) Amounts Deferred Under the Federal Home Loan Mortgage Corporation Executive Deferred Compensation Plan. Any amount deferred by Executives for future payment under the Federal Home Loan Mortgage Corporation Executive Deferred Compensation Plan. Deferral amounts under the Federal Home Loan Mortgage Corporation Executive Deferred Compensation Plan shall be determined at the time(s) of deferral.

(b) Amounts Deferred Under the Federal Home Loan Mortgage Corporation Mandatory Executive Deferred Base Salary Plan. Amounts paid to an Executive under the Federal Home Loan Mortgage Corporation Mandatory Executive Deferred Base Salary Plan; provided, however, that deferrals under the Federal Home Loan Mortgage Corporation Mandatory Executive Deferred Base Salary Plan shall only be Deferred Amounts under this Plan to the extent, and at the time, that such amounts become vested and are distributable under the Federal Home Loan Mortgage Corporation Mandatory Executive Deferred Base Salary Plan, and only if the Participant is an employee of the Corporation at such date(s).

3. Section 4.1(b) is amended in its entirety to read as follows, effective January 1, 2009:

(b) No Thrift/401(k) SERP Benefit will be accrued for a Participant (i) with respect to the Basic Contribution unless the Participant is employed on the last day of the calendar year in question; (ii) with respect to the Matching Contribution, unless the Participant has made the maximum contribution described in Section 3.1 above; and (iii) with respect to amounts deferred under the Federal Home Loan Mortgage Corporation Mandatory Deferred Base Salary Plan, unless such amounts satisfy the requirements of Section 2.8(b).

4. Section 4.1(b) is amended to add the following at the end thereof, effective January 1, 2010:

; and (iv) with respect to pay in excess of 200% of a Participant’s “semi-monthly base salary” (as defined in the Executive Management Compensation Program) for the calendar year, for any year in which a Participant is covered by the Executive Management Compensation Program).

5. Section 5.1 is amended in its entirety to read as follows, effective January 1, 2009:

5.1. Basis of Benefit.

(a) The Pension SERP Benefit will be determined based on: (i) the Executive’s calendar year Compensation; (ii) the limitation set forth in Code Section 415(b) (or successor thereto) for the calendar year; (iii) the compensation cap described in Code Section 401(a)(17) (or successor thereto) for the calendar year and; (iv) the exclusion of Deferred Amounts from the definition of compensation (or its equivalent) under the Pension Plan. A Pension SERP Benefit shall be payable only if the Participant is vested under the Pension Plan.

(b) No Pension SERP Benefit shall be accrued for a Participant with respect to (i) amounts deferred under the Federal Home Loan Mortgage Corporation Mandatory Executive Deferred Base Salary Plan, unless such amounts satisfy the requirements of Section 2.8(b).

6. Section 5.1(b) is amended to add the following at the end thereof, effective January 1, 2010:

; and (ii) pay in excess of 200% of a Participant’s “semi-monthly base salary” (as defined in the Executive Management Compensation Program) for the calendar year, for any year in which a Participant is covered under the Executive Management Compensation Program)

7. Section 9.10 is added to read as follows:

9.10 Recapture. Notwithstanding any provision of this Plan to the contrary, to the extent that a Participant’s benefit hereunder takes into account pay that is subject to a recapture, clawback or similar agreement, and such pay is recaptured, clawed back, etc. under such agreement, then benefits provided under this Plan that were based upon the recaptured pay shall be either (a) repaid by the Participant (or his Beneficiary as determined pursuant to Section 6.3(c)) to the extent previously distributed or (b) cancelled by the Administrator, to the extent not yet distributed.

IN WITNESS WHEREOF, the Corporation has caused this FIRST AMENDMENT TO THE FEDERAL HOME LOAN MORTGAGE CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN to be executed by its duly authorized representative this           day of December, 2009.

FEDERAL HOME LOAN
MORTGAGE CORPORATION

By:
Scott Coolidge
Vice President-Compensation and Benefits
ATTEST:
Mollie Roy
Assistant Secretary

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